EXHIBIT 99.1

PRESS RELEASE

For Immediate Release
Contact:         Ken F. Parsons, Sr. - Chairman / CEO
                     (360) 459-1100
                     (360) 459-0137 (Fax)

Venture Financial Group, Inc. Announces Cash Dividend

     Olympia, Wash. October 20, 2005 - Venture Financial Group, Inc., parent company of Venture Bank, announced that on October 19, 2005, the Board of Directors declared a cash dividend of $.07 per share payable November 14, 2005 to all shareholders of record as of November 1, 2005.

The declared dividend marks the twenty-seventh consecutive quarterly dividend to be paid.

Venture Bank, with 17 financial centers in four western Washington counties offers a full spectrum of financial services including commercial, construction, residential and consumer lending, deposit products, and other banking services. The bank also provides a broad range of investment services through its subsidiary Venture Wealth Management, Inc. Further information about the bank may be found on the Internet at www.venture-bank.com.